UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest reported)                 February 6, 2014

American River Bankshares

(Exact name of registrant as specified in its chapter)

California	0-31525	68-0352144
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

3100 Zinfandel Drive, Suite 450, Ranch Cordova, California	95670
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(916) 851-0123

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Index to Exhibits is on Page 4

Item 1.01. Entry into a Material Definitive Agreement.

On February 6, 2014, the registrant executed a lease (the “Lease”) with Gold River Village Associates, a California Limited Partnership. The Lease relates to office space to be occupied by the registrant’s banking division, American River Bank. The premises related to Lease is located at 11220 Gold River Express Drive, Gold River, California. The lease term begins on or about June 1, 2014 and ends on or about November 30, 2024. The term of the Lease is one hundred and twenty-six (126) months. The 11220 Gold River Express Drive location represents a relocation of the existing premises located at 10123 Fair Oaks Boulevard, Fair Oaks, California (“Former Location”). The lease on the Former Location is scheduled to expire on March 1, 2014 and will be renewed for a three-month term to allow for tenant improvements on the 11220 Gold River Express Drive location, after such time the lease will not be renewed. The foregoing description is qualified by reference to the Lease attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Office Lease between Gold River Village Associates, a California Limited Partnership and American River Bank, a subsidiary of American River Bankshares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

/s/ Mitchell A. Derenzo
February 10, 2014	Mitchell A. Derenzo, Chief Financial Officer
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INDEX TO EXHIBITS

Exhibit No.	Description	Page

99.1	Office Lease between Gold River Village Associates, a California Limited Partnership and American River Bank, a subsidiary of American River Bankshares.
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